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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): JUNE 2, 2004
                                                           ------------

                    GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                         0-28238             54-1521616
(State or other jurisdiction of    (Commission file number) (IRS Employer
incorporation or organization)                              Identification No.)

            21351 RIDGETOP CIRCLE, SUITE 300, DULLES, VIRGINIA 20166
            --------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (703) 654-6091

              -----------------------------------------------------
          (Former name or former address, if changed since last report)


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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

            On May 14, 2004, Guardian Technologies International, Inc. (the "Company"), completed the final closing of a private placement of securities for gross proceeds to the Company of approximately $7,992,000 before the deduction of certain fees and expenses of the offering. Berthel Fisher & Company Financial Services, Inc. ("Berthel Fisher"), acted as placement agent for the offering. The offering was made exclusively to certain accredited investors pursuant to Rule 506 of Regulation D under the Securities Act of 1933.

            The Company issued 1,248,752 units of securities in the offering, each unit consisting of four shares of the Company's common stock, $.001 par value per share (the "Common Stock"), and one Class A Common Stock Purchase Warrant ("Class A Warrant") to purchase one share of Common Stock of the Company. Accordingly, the Company issued an aggregate of 4,995,008 shares of Common Stock and 1,248,752 Class A Warrants to investors in the offering. Each unit was sold at a price of $6.40. The Class A Warrants are exercisable commencing on the date of issuance and ending September 23, 2005, at a price of $2.65 per share. The Class A Warrants contain certain piggyback registration rights and other customary provisions. The offering commenced on or about February 26, 2004. The Company conducted a series of closings with regard to the offering commencing March 24, 2004, with a final closing on May 14, 2004. The securities, including certain securities issued to Berthel Fisher as compensation for its services as placement agent, were not registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

            The Company paid or issued the following compensation to Berthel Fisher for its services as placement agent in connection with the offering: (i) 199,797 shares of common stock; (ii) placement agent's warrants to purchase 10% of the shares issued in the offering (excluding the shares underlying the Class A Warrants) for an aggregate of 499,502 warrants, (iii) investment banking fees, commissions and reimbursable expenses in the aggregate amount of approximately $766,000. The placement agent's warrants are exercisable at a price of $1.92 per share for a period of five years from the date of issuance, contain certain piggyback registration rights and a cashless exercise provision.

            Proceeds of the offering are expected to be used for the purpose of acquiring Wise Systems Ltd, the development of the Company's Pinpoint product, repayment of certain outstanding bridge loans to the extent not converted pursuant to the terms thereof, product integration and marketing, obtaining patent protection for certain of its products, and for general working capital purposes.

            Attached hereto as Exhibit 99.1 and incorporated herein by reference thereto is a press release dated June 2, 2004, regarding the final closing of the foregoing offering.

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ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) EXHIBITS.


10.1     Form of Class A Common Stock Purchase Warrant, filed herewith.

10.2     Form of Placement Agent's Warrant, filed herewith.

99.1 Press Release, dated June 2, 2004, issued by Guardian Technologies International, Inc., filed herewith.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

Date:    June 3, 2004                 By: /S/ MICHAEL W. TRUDNAK
                                          ----------------------
                                             Michael W. Trudnak, CEO


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